UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2007

Storm Cat Energy Corporation

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A supplements and amends the Current Report on Form 8-K for Storm Cat Energy Corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2007, in connection with J. Scott Zimmerman’s resignation as the Company’s President and Chief Executive Officer on and effective April 9, 2007.

On May 18, 2007, the Company entered into a Separation Agreement with Mr. Zimmerman.  The Separation Agreement provides that the Company will pay Mr. Zimmerman $350,000 in a single lump sum payment on May 26, 2007, subject to statutory and authorized deductions.  The Company will also accelerate any stock options or restricted share units held by Mr. Zimmerman and any stock options shall thereafter continue to be exercisable until the original expiration date of such options.  The Separation Agreement also contains a (1) mutual release and waiver by both parties for matters pertaining to or arising out of Mr. Zimmerman’s employment, (2) 12 month limited non-competition covenant by Mr. Zimmerman, and (3) provisions related to the non-disclosure of confidential information, the non-solicitation of certain employees and mutual non-disparagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: May 22, 2007	By:	/s/ Paul Wiesner
	Name:	Paul Wiesner
	Title:	Chief Financial Officer